As filed with the Securities and Exchange Commission on April 4,1997
                                                Registration No. 333-
    ---------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM S-8
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933


                            THERMOSPECTRA CORPORATION
              (Exact name of registrant as specified in its charter)

                          -----------------------------

                  Delaware                            04-3242970
               (State or other                     (I.R.S. Employer
              jurisdiction of                   Identification Number)
              incorporation or
               organization)

                81 Wyman Street, Waltham, Massachusetts 02254-9046
                                  (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              THERMOSPECTRA CORPORATION EMPLOYEE STOCK PURCHASE PLAN

              THERMOSPECTRA/PARK SCIENTIFIC INSTRUMENTS CORPORATION
                            1988 INCENTIVE STOCK PLAN

                               (Full Title of Plan)

                          -----------------------------

                           SANDRA L. LAMBERT, SECRETARY
                            THERMOSPECTRA CORPORATION
                         C/O THERMO ELECTRON CORPORATION
                                 81 Wyman Street
                               Post Office Box 9046
                        Waltham, Massachusetts 02254-9046
                                  (617) 622-1000
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                          -----------------------------
                                     Copy to:
                            SETH H. HOOGASIAN, ESQUIRE
                                 GENERAL COUNSEL
                            THERMOSPECTRA CORPORATION
                         C/O THERMO ELECTRON CORPORATION
                                 81 Wyman Street
                               Post Office Box 9046
                        Waltham, Massachusetts 02254-9046
                                  (617) 622-1000

                          -----------------------------
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                         CALCULATION OF REGISTRATION FEE

   Title of each class               Proposed       Proposed     Amount of
   of securities to be  Amount to    maximum        maximum     registration
        registered         be        offering      aggregate        fee
                       registered   price per    offering price
                           (1)      share (2)         (2)
   Common Stock, $.01
   par value per share   234,000     $12.9375      $3,027,375     $917.39
                          shs.

        In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under such plans to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.

    (1) The shares registered hereunder are divided among the various plans as set forth in the following table:

        Name of Plan                                           No. of Shares
        ------------                                           -------------

        THERMOSPECTRA CORPORATION EMPLOYEE STOCK PURCHASE PLAN    50,000

        THERMOSPECTRA/PARK SCIENTIFIC INSTRUMENTS
          CORPORATION 1988 INCENTIVE STOCK PLAN                   184,000


    (2) Estimated solely for the purpose of calculating the amount of registration fee. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 234,000 shares and (2) the average of the high and low sales prices, $13.125 and $12.75, respectively, of the Registrant's Common Stock on the American Stock Exchange on April 3, 1997 as reported in The Wall
                                                                  --------
   Street Journal.
   --------------

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference.
             ---------------------------------------

        The following ThermoSpectra Corporation (the "Company") documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

        (1) The Company's Annual Report on Form 10-K, for the year ended December 28, 1996.

        (2) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.


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        All reports or proxy statements filed by the Company pursuant to
   Sections l3(a), l3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

    Item 4.  Description of Securities.
             -------------------------

        Not Applicable.

    Item 5.  Interests of Named Experts and Counsel.
             --------------------------------------

        The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also the General Counsel of Thermo Instrument Systems Inc., the majority stockholder of the Company and Thermo Electron Corporation, the majority stockholder of Thermo Instrument Systems Inc. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation and owns or has the right to acquire 6,000 shares of Common Stock, 16,738 shares of common stock of Thermo Instrument Systems Inc. and 115,928 shares of common stock of Thermo Electron Corporation.

    Item 6.  Indemnification of Directors and Officers.
             -----------------------------------------

        The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its shareholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had not reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to the Company's Certificate of Incorporation, By-Laws and form of Indemnification Agreement for Officers and Directors included as Exhibits 3.1, 3.2 and 10.22, respectively, to the Company's Registration Statement on Form S-1 (Registration No. 333-93778), each of which is hereby incorporated by reference.

        Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

   Item 7.  Exemption from Registration Claimed.
            -----------------------------------

        Not Applicable.

    Item 8.  Exhibits.
             --------

        See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.
                                        3
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    Item 9.  Undertakings.
             ------------

        (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)          To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933;

               (ii)         To reflect in the prospectus any facts or events
                   arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)        To include any material information with respect
                   to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section
                                        4
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   15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

































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                                    SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on this 3rd day of April 1997.

                                      THERMOSPECTRA CORPORATION


                                      By: /s/ Theo Melas-Kyriazi
                                          --------------------------
                                           Theo Melas-Kyriazi
                                           Chief Executive Officer,
                                           President and Director


                         POWER OF ATTORNEY AND SIGNATURES

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                   Title              Date
                 ---------                   -----              ----

       /s/ Theo Melas-Kyriazi         Chief Executive      April 3, 1997
       --------------------------
            Theo Melas-Kyriazi        Officer, President
                                      and Director
                                      (Principal
                                      Executive Officer)

       /s/ Earl R. Lewis              Director and         April 3, 1997
       --------------------------
               Earl R. Lewis          Chairman of the
                                      Board


       /s/ Elias P. Gyftopoulos       Director             April 3, 1997
       --------------------------
           Elias P. Gyftopoulos





                                        6
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                 Signature                   Title              Date
                 ---------                   -----              ----

       /s/ Arvin H. Smith             Director             April 3, 1997
       --------------------------
              Arvin H. Smith

       /s/ Michael P. Stansky         Director             April 3, 1997
       --------------------------
            Michael P. Stansky


       /s/ John N. Hatsopoulos        Vice President and   April 3, 1997
       --------------------------
            John N. Hatsopoulos       Chief Financial
                                      Officer (Principal
                                      Financial Officer)

       /s/ Paul F. Kelleher           Chief Accounting     April 3, 1997
       --------------------------
             Paul F. Kelleher         Officer (Principal
                                      Accounting
                                      Officer)







































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                                  EXHIBIT INDEX

    Exhibit
    Number        Description of Exhibit
    -------       ----------------------

     5            Opinion of Seth H. Hoogasian, Esq.

     23.1         Consent of Arthur Andersen LLP.

     23.2         Consent of Seth H. Hoogasian, Esq.
                  (included in Exhibit 5).

     24           Power of Attorney
                  (See Signature Page of this Registration Statement).